Exhibit 10.51

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into by and among Vermillion, Inc. f/k/a Ciphergen Biosystems, Inc. (referred to herein as “Claimant”), on the one band, and Oppenheimer & Co., Inc. (“Oppenheimer”), on the other. (Claimant and Oppenheimer are collectively referred to herein as the “Parties,” and separately as “Party,” when appropriate.)

WHEREAS, a dispute has arisen between Claimant and Oppenheimer arising out of and relating to certain investments made by Claimant;

WHEREAS, Oppenheimer denies any and all liability to Claimant; and

WHEREAS, the Parties desire to finally and completely settle and resolve all disputes between them.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

1.	Release. The Parties hereby release and forever discharge one another, their present and former parents, affiliates, subsidiaries, predecessors, successors, and related entities, its present and former officers, directors, shareholders, employees (including but not limited to Oppenheimer’s former employee, Vincent Woo), partners, attorneys, affiliates, representatives, spouses, trustees, and agents, and each of such persons’ heirs, successors, assigns, executors, administrators, and beneficiaries, of and from any and all claims (including claims for costs and attorneys’ fees), damages, demands, suits, debts, actions or causes of action of any kind, whether known or unknown, suspected or unsuspected, that the Parties, or any of them, ever had or may now or hereafter own, hold, have or claim to have by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including but not limited to any and all investments Claimant made at or through any employee or agent of Oppenheimer, including but not limited to investments in Auction Rate Securities, and any claims which are or could have been asserted by Claimant in the Financial Industry Regulatory Authority (“FINRA”) arbitration matter entitled Vermillion, Inc. f/k/a Ciphergen Biosystems, Inc. v. Oppenheimer & Co., Inc., and identified as FINRA Case Number 09-00486, (collectively, the “Claim”).

2.	Section 1542 Waiver. The Parties hereby expressly waives any and all rights that they may have under the provisions of California Civil Code section 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties further declare that they know and understand the full nature, extent, and import of section 1542 of the California Civil Code and of this entire Agreement, and if the Parties have any questions, they have asked their respective attorneys to answer them and have received such answers to enable them to knowingly waive the protections afforded by section 1542 of the California Civil Code.

3.	Unknown Claims. It is possible that other injuries or damages not now known to the Parties will develop or be discovered, and this Agreement is expressly intended to cover and include all such injuries or damages, including all rights of action relating thereto.

4.	Dismissal of Arbitration. Within ten (10) days of the total payment due under this Agreement by Oppenheimer, Claimant shall dismiss FINRA Case No. 09-00486 in its entirety, with prejudice.

5.	Payment by Oppenheimer. For and in consideration of each of the terms set forth herein, Oppenheimer shall pay Claimant the total sum of $1,000,000 payable in two (2) installments as follows: $535,000 on or before March 1, 2012 and $465,000 on or before September 1, 2012. Such payments shall be made by wire transfer to the “Ackerman, Link & Sartory, P.A. Trust Account f/b/o Vermillion, Inc.,” (tax identification number 65-0668726) as follows:

FirstCity Bank of Commerce

11011 US Highway #1

North Palm Beach, FL 33408
(561-630-5595)

Account Name:	Ackerman, Link & Sartory, P.A.
222 Lakeview Avenue
Suite 1250
West Palm Beach, FL 33401

Account Number:	200000339

Bank:	FirstCity Bank of Commerce

Bank ABA Number: 067016367

6.	Assignment of Claims Based on Released Matters. Claimant hereby transfers and assigns to Oppenheimer any and all claims, demands, and causes of action whatsoever that Claimant has or may have against any individual or entity arising out of or related to the Claim. Oppenheimer may in its own name and for its own benefit prosecute, collect, settle, compromise and grant releases on said claims, demands, and causes of action as it in its sole discretion deems advisable.

7.	Attorneys’ Fees and Costs. Each Party shall bear its own expenses, including any costs or attorneys’ fees, incurred in connection with the Claim. Claimant is responsible for any tax liability that may be created as a result of this Agreement.

8.	Applicable Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California.

9.	Entire Agreement. This Agreement constitutes a binding and enforceable agreement of settlement among the Parties, and the Parties acknowledge that there are no other warranties, promises, assurances or representations of any kind, express or implied, upon which the Parties have relied in entering into this Agreement, unless expressly set forth herein. This Agreement shall not be modified except by written agreement signed by all Parties to this Agreement.

10.	Parties Affected. This Agreement shall be binding upon and inure to the benefit of the officers, directors, shareholders, employees, partners, attorneys, affiliates, representatives, spouses, trustees, heirs, successors, and assigns of the Parties.

11.	Warranty. Each Party warrants (a) that the person executing this Agreement on its behalf has the authority to do so; and (b) that the matters being released pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity.

12.	Acknowledgment of Terms. The Parties have read and understand the terms of this Agreement, have consulted with their respective counsel, and understand and acknowledge the significance and consequence of each such term.

13.	Representation by Counsel. The Parties agree that they are entering into this Agreement after having received full advice from counsel of their choosing with respect to this Agreement and all other matters related thereto.

14.	Execution of Documents. This Agreement may be executed in counterparts, that is, all signatures need not appear on the same copy. All such executed copies shall together constitute the complete Agreement. Facsimile signatures shall for all purposes have the same effect as original signatures.

15.	Confidentiality. The Parties agree that, other than acknowledging in response to any inquiry the fact that the Claim has been settled, Claimant shall not disclose or discuss, or cause or permit his/her counsel or anyone in privity with counsel to disclose or discuss, directly or indirectly, to any person, entity or representative thereof, who is not a Party or an employee or agent of a Party to the Claim, any of the terms of the settlement of the Claim, any documents received in connection with the Claim and/or the facts regarding the underlying controversies and disputes; provided, however, that nothing contained herein shall preclude Claimant from: (1) complying with disclosure and reporting laws applicable to public companies, (2) complying with any lawful subpoena or court order, (3) complying with any request for information or documents from any securities industry regulator or self-regulatory organization, (4) responding to any inquiry by or providing testimony to the United States Securities and Exchange Commission, any self-regulatory organization or any federal or state regulatory authority, or (5) from making disclosure of the fact and amount of this settlement to lawyers, accountants, tax advisors, board members, shareholders, or during any 2012 quarterly earnings call as Claimant’s counsel determines is reasonably necessary to comply with applicable securities laws, rules and regulations.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date of the last signature herein.

Dated: Feb 7, 2012
VERMILLION, INC. f/k/a CIPHERGEN BIOSYSTEMS, INC.

	By:	/s/ Gail S. Page
	Its:	CEO

Dated: 2/9/12	OPPENHEIMER & CO., INC.

	By:	/s/ John T. McGuire
	Its:	Deputy General Counsel

APPROVED AS TO FORM AND CONTENT:

Dated: 2-7-2012	/s/ Wendy S. Link for
SCOTT J. LINK ACKERMAN, LINK & SARTORY, P.A. Attorneys for Claimant VERMILLION, INC. f/k/a CIPHERGEN BIOSYSTEMS, INC.

Dated: 2.9.2012	/s/ Stacey Garrett
SAMUEL A. KEESAL, JR. STACEY M. GARRETT RYAN S. LEAN KEESAL, YOUNG & LOGAN Attorneys for Respondent OPPENHEIMER & CO., INC.